For Immediate Release	Contact: Mark Hendrix
(202) 835-5162

TIMOTHY C. COUGHLIN TO RETIRE AS PRESIDENT OF
RIGGS NATIONAL CORPORATION

WASHINGTON, D.C., May 27, 2004 — Riggs National Corporation (NASDAQ: RIGS) today reported that Timothy C. Coughlin, President of Riggs National Corporation, has decided to retire after 21 years of service with Riggs. He will stay with the company until mid-June.

Tim Coughlin joined Riggs in 1983 and over the duration of his career has held a number of senior management positions, culminating in his becoming President of Riggs National Corporation in 1992. Most recently, he also served as head of Embassy Banking. Mr. Coughlin decided not to stand for re-election to the Riggs National Corporation Board.

Riggs stated that the Riggs National Corporation Board will evaluate how best to fill the responsibilities Mr. Coughlin had as President.

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Riggs National Corporation, the largest bank holding company headquartered in the nation’s capital, has 49 branches in the Washington, D.C. metropolitan area. Riggs commands the largest market share in the District of Columbia and specializes in banking and financial management products and services for individuals, nonprofit organizations, and businesses.

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